                                                                  EXHIBIT 10.18


RYDER SYSTEM, INC.
3600 NW 82 Avenue
Miami, Florida 33166




                                                                  RYDER (LOGO)
MEMORANDUM

November 10, 1994

TO:              C. Robert Campbell

FROM:            M. Anthony Burns

RE:              Release Agreement

In accordance with the Older Workers Benefit Protection Act, I am required to inform you of the following regarding your execution of the attached Release Agreement, Amendment and letter of resignation (collectively, the "Release Agreement").

1.       You should consult with an attorney before signing the Release
         Agreement.

2. You will have twenty-one days to execute the Release Agreement. If you have not executed the Release Agreement by such date, it will automatically be declared null and void and revoked.

3. After you have executed the Release Agreement, you have seven (7) calendar days to revoke your acceptance of it. If you revoke the Release Agreement within the seven (7) calendar days, it is null and void.

4. If you do not revoke your execution of the Release Agreement within the seven (7) calendar days, it will become effective and you and Ryder will be subject to the terms of your Amended and Restated Severance Agreement dated as of February 24, 1989, as amended by the Amendment.

Please acknowledge below your receipt of this document as well as the Release Agreement and that you have read and understand this page of conditions.

Acknowledged:


-------------------------
C. Robert Campbell


-------------------------
Date
Attachment

       Amendment to the Amended and Restated Severance Agreement between
                     RYDER SYSTEM, INC. and C. R. CAMPBELL
                            dated February 24, l989


THIS AMENDMENT made as of the 10th day of November, 1994 by and between RYDER SYSTEM, INC., a Florida corporation (the "Corporation"), and C. R. CAMPBELL (the "Executive").

                                  WITNESSETH:

WHEREAS, the Corporation and the Executive have entered into an Amended and Restated Severance Agreement dated as of February 24, 1989, including Exhibits A and B thereto (the "Severance Agreement"), providing for the Corporation's payment of severance benefits to the Executive if the Executive's employment with the Corporation or its subsidiaries or affiliates terminates prior to a Change of Control (as defined in Section 2 of the Severance Agreement); and

WHEREAS, the Corporation and the Executive now desire to amend the Severance Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Corporation and the Executive have agreed and do hereby agree as follows:

1. Section 3(c) is deleted in its entirety and the following new Section 3(c) is inserted in lieu thereof:

                 "(c) Notice of Termination. The Executive agrees that as of November 1, 1994 he has received adequate Notice of Termination and that his Date of Termination is as specified in Section 3(d)."

2. Section 3(d) is deleted in its entirety and the following new Section 3(d) is inserted in lieu thereof:

                 "(d) Date of Termination. Date of Termination means the date determined by the Corporation's Chief Executive Officer, but in no event shall it be later than forty-five (45) days following the date the Executive's successor begins employment with the Corporation as the Corporation's senior human resources officer. Until the Date of Termination, the Executive agrees that he shall continue to provide expertise and guidance in the business, affairs, and management of the Corporation, specifically including but not limited to human resources expertise and guidance, as requested by the Chief Executive Officer of the Corporation, or his designee, and to conduct himself in strict compliance and consistent with the Corporation's management principles and the highest overall ethical standards.
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                 If the Executive obtains employment with another company or becomes self employed prior to the Date of Termination as defined in the preceding paragraph, the Executive shall immediately give notice of that event to the Corporation and the Date of Termination shall be the date of such notice."

3.       Section 4(a)(iii)(I) is deleted in its entirety and the following new
Section 4(a)(iii)(I) is inserted in lieu thereof:

                 "(I) Cash Entitlement. The Corporation shall pay to the Executive the aggregate of the amounts determined pursuant to clauses a through d below:


                        a. Unpaid Salary and Vacation. The Executive's base salary and unused vacation entitlement through the Executive's Date of Termination at the rate in effect at the time the Notice of Termination was given.


                        b.  Salary Multiple.  A continuation of the
         Executive's annual base salary at the rate in effect at the time the Notice of Termination was given ("Annual Base Salary") for the Executive's applicable Severance Period (as defined in Section 3(e)).


                        c. 1994 Bonus and Bonus Multiple. Subject to the approval of the Corporation's Board of Directors, a bonus pursuant to the Corporation's 1994 incentive compensation plan if the Executive has not been terminated by the Corporation for Cause prior to December 31, 1994.

                        In addition, a bonus multiple in an amount equal to the product of (i) the Executive's Annual Base salary multiplied by
         (ii) the stated maximum bonus opportunity percentage available to the Executive under the respective incentive compensation plan immediately preceding the Notice of Termination multiplied by (iii) the "Executive's Three Year Average Bonus Percentage" (as defined below) (the total hereinafter referred to as the "Bonus Opportunity").

                        The "Executive's Three Year Average Bonus Percentage" is the sum of the bonus percentages paid to the Executive divided by the stated maximum bonus opportunity percentages available to the Executive rounded to one decimal place (e.g., 86.3%) for each of the three (3) fiscal years 1992, 1993, and 1994 (bonuses paid in February 1993, 1994, and 1995)(or for fiscal years 1991, 1992, and 1993 if the
         Executive does not receive a bonus for fiscal year 1994), divided by three (3).





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


             CALCULATION EXAMPLE OF EXECUTIVE'S THREE YEAR AVERAGE
                                BONUS PERCENTAGE

                                    (1)                         (2)
                                                             Stated                  (1)/(2)
                                    Bonus                    Maximum                 Bonus
                                    Percentage               Bonus                   Opportunity
                   Year             Paid                     Opportunity             Percent
                   ----             ----------               -----------             -----------
                   1992             55.1%                       60.0%                 91.8%
                   1993             71.8%                       80.0%                 89.8%
                   1994            102.0%                      100.0%                102.0%
                                                                                     ------
                   Sum                                                               283.6%

Executive's Three Year Average
Bonus Percentage (Sum divided by 3)                                                   94.5%



                           d. Tenure - Related Bonus. An amount equal to the Bonus Opportunity determined in clause c above.

                           The Executive agrees that he shall not be eligible for or entitled to any other incentive compensation award, including any pro rata incentive compensation award, pursuant to the Corporation's and/or its subsidiaries' or affiliates' incentive compensation plans. The Executive's agreement to this provision is a material consideration for the Corporation's executing this Agreement.

                           The Corporation shall pay to the Executive the amounts determined in clauses a through d above as follows:

                           Clause a: The Executive's base salary shall be paid in equal semi-monthly installments on the fifteenth and last day of
          each month through the Executive's Date of Termination.   The
          Executive's unused vacation shall be paid in a lump sum no later than the next normal pay period for the Executive following the Executive's Date of Termination, unless otherwise required by law.

                           Clause b: In equal semi-monthly installments on the fifteenth and last day of each month during the Severance Period.

                           Clause c: The Executive's 1994 bonus shall be paid no later than March 1, 1995. The Executive's bonus multiple shall be paid no later than March 1, 1996.

                           Clauses d: In a lump sum within five (5) business days after the Executive's Date of Termination or March 1, 1995, whichever occurs later."





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

4. The third sentence of Section 4(a)(iii)(II) is deleted in its entirety and the following two (2) new sentences are inserted in lieu thereof:

          "The medical and dental plan benefits, to the extent applicable, will be provided in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), except that the Corporation shall pay the COBRA premiums for the standard medical and dental plan benefits during the Benefits Continuation Period minus the Executive's contributory obligation determined as if the Executive were still an officer of the Corporation. The Executive agrees that he will pay all required employee contributions at the then current officer rate and be subject to the terms of the plans, as they may be amended from time to time, in order to be eligible for coverage under this Section."

5. The first sentence of Section 4(a)(iii)(III)c is deleted in its entirety and the following new sentence is inserted in lieu thereof:

          "Within five (5) business days following the Executive's Date of Termination, the Corporation shall transfer to the Executive the car telephone assigned to the Executive at the time the Notice of Termination was given and the Executive shall be solely responsible for all liabilities associated with the telephone thereafter."

6. Section 4(a)(iii)(IV) is deleted in its entirety and the following new Section 4(a)(iii)(IV) is inserted in lieu thereof:

                   "(IV) Outplacement, Office Space, Secretarial Support and References. Until the end of the Severance Period or until the Executive secures employment with another employer or becomes self-employed, whichever occurs first, the Corporation shall provide the Executive with professional outplacement services of the Corporation's choice and shall reimburse the Executive for documented incidental outplacement expenses directly related to job search such as resume mailing, interviewing trips, professional services fees, including those for Barry Cohen, and clerical support, subject to a maximum cost of $30,000. The Executive shall not be entitled to receive cash in lieu of the professional outplacement services provided by the Corporation.

                   In addition, until the earliest to occur of the following: the end of the Severance Period, twelve (12) months following the Executive's Date of Termination, or the date the Executive secures employment with another employer or becomes self-employed, the Corporation shall provide the Executive with appropriate office space, equipment and secretarial support at a location to be determined by the Corporation. If possible, the Corporation will attempt to find an appropriate office at the Corporation's headquarters building, but will not be obligated to do so.

                   The Corporation's Chief Executive Officer shall provide a favorable reference for the Executive to any prospective employer who shall contact such individual seeking a reference for the Executive. The Corporation agrees that the Executive may market himself as Executive Vice President - Development reporting to the





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          Chief Executive Officer through the end of the Severance Period or until the Executive secures employment with another employer or becomes self-employed, whichever occurs first, and that he will be reported in the Corporation's Annual Report, Form 10-K and Proxy Statements in accordance with applicable rules and regulations."

7.        The following new sentence is added to the current end of Section
4(a)(iii)(V):

          "In addition, the Corporation agrees that the Executive will have continued use of the Corporation's Doral and Deering Bay Country Club memberships during calendar year 1995."

8.        Section 5(b)(II) is deleted in its entirety and the following new
Section 5(b)(II) is inserted in lieu thereof:

                   "(II)  Release.   As a condition to receiving any payments
          or benefits pursuant to this Agreement, the Executive shall execute
          (i) a release agreement in the form attached as Exhibit A upon his execution of the Amendment to this Agreement dated November 10, 1994 and again upon his Date of Termination, and (ii) a resignation letter in the form attached as Exhibit B upon his Date of Termination."

9. The remaining provisions of the Severance Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Amended and Restated Severance Agreement as of the day and year first above written.



-----------------------------               ------------------------------
          Witness                           C. R. CAMPBELL


-----------------------------               ------------------------------
          Witness                           Social Security Number


ATTEST:                                     RYDER SYSTEM, INC.
                                            (the "Corporation")



-----------------------------               By: --------------------------
Assistant Secretary
                                            Its:
                                                --------------------------






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

                                   Exhibit A

                                RELEASE AGREEMENT


          FOR AND IN CONSIDERATION OF THE PAYMENT TO ME OF THE SEVERANCE BENEFITS PURSUANT TO THE AMENDED AND RESTATED SEVERANCE AGREEMENT BETWEEN RYDER SYSTEM, INC. ("RSI") AND ME DATED FEBRUARY 24, 1989, AS AMENDED ON NOVEMBER 10, 1994 (THE "SEVERANCE AGREEMENT"), I, C. ROBERT CAMPBELL, ON BEHALF OF MYSELF, MY HEIRS, SUCCESSORS AND ASSIGNS (COLLECTIVELY "I" OR "ME"), HEREBY RELEASE AND FOREVER DISCHARGE RSI AND ALL OF ITS SUBSIDIARIES AND AFFILIATES, THEIR CURRENT AND FORMER AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY THE "CORPORATION"), FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION, AND ALL LIABILITY WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, WHICH I HAVE OR MAY HAVE AGAINST THE CORPORATION AS A RESULT OF MY EMPLOYMENT BY AND SUBSEQUENT TERMINATION AS AN EMPLOYEE OF THE CORPORATION, UP TO THE DATE OF THIS AGREEMENT. THIS INCLUDES BUT IS NOT LIMITED TO CLAIMS AT LAW OR EQUITY OR SOUNDING IN CONTRACT (EXPRESS OR IMPLIED) OR TORT ARISING UNDER FEDERAL, STATE, OR LOCAL LAWS PROHIBITING AGE, SEX, RACE, DISABILITY, VETERAN OR ANY OTHER FORMS OF DISCRIMINATION. THIS FURTHER INCLUDES ANY AND ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT (ERISA), AS AMENDED, OR CLAIMS GROWING OUT OF ANY LEGAL RESTRICTIONS ON THE CORPORATION'S RIGHT TO TERMINATE ITS EMPLOYEES.

          This Agreement does not release the Corporation from any of its current, future or ongoing obligations under the Severance Agreement, specifically including but not limited to cash payments and benefits due me.

          I understand and agree that this Agreement and the Severance Agreement shall not in any way be construed as an admission by the Corporation of any unlawful or wrongful acts whatsoever against me or any other person, and the Corporation specifically disclaims any liability to or wrongful acts against me or any other person.

          I agree that the terms and provisions of this Agreement and the Severance Agreement, as well as any and all incidents leading to or resulting from this Agreement and the Severance Agreement, are confidential and that I may not discuss them with anyone without the prior written consent of RSI's or its successor's Chief Executive Officer, except as required by law; provided, however, that I agree to immediately give RSI or its successor notice of any request to discuss this Agreement or the Severance Agreement and to provide RSI or its successor with the opportunity to contest such request prior to my response.





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

Additionally, I agree that I shall not make any remarks disparaging the conduct or character of the Corporation and that I will cooperate with the Corporation, at no extra cost, in any litigation or administrative proceedings involving any matters with which I was involved during my employment with the Corporation.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by RSI and me or our respective successors and legal representatives.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          I UNDERSTAND AND ACKNOWLEDGE THAT I HAVE SEVEN (7) CALENDAR DAYS FOLLOWING MY EXECUTION OF THIS RELEASE AGREEMENT TO REVOKE MY ACCEPTANCE OF THIS RELEASE AGREEMENT AND THAT THIS RELEASE AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

I CERTIFY THAT I HAVE FULLY READ, HAVE RECEIVED AN EXPLANATION OF, HAVE NEGOTIATED AND COMPLETELY UNDERSTAND THE PROVISIONS OF THIS AGREEMENT, THAT I HAVE BEEN ADVISED BY RSI TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, THAT I HAVE BEEN GIVEN AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO REVIEW AND CONSIDER THE PROVISIONS OF THIS AGREEMENT, AND THAT I AM SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.

          Dated this day of          ,1994.




----------------------------        -----------------------------
Witness                             C. ROBERT CAMPBELL


----------------------------        -----------------------------
Witness                             Social Security Number






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

STATE OF FLORIDA   )
                   ) ss:
COUNTY OF DADE     )


Before me personally appeared C. Robert Campbell, to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal this day of             ,1994.



                                                ------------------------------
                                                Notary Public

Commission Expires:

                                   (Seal)





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

                                   Exhibit B




                                      Date




TO THE BOARD OF DIRECTORS
OF RYDER SYSTEM, INC.


Gentlemen:

Effective immediately, I hereby resign as an officer and/or director of Ryder System, Inc. and/or its subsidiaries and affiliates and, to the extent applicable, from all committees of which I am a member.

                                      Sincerely,



                                      C. Robert Campbell





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